                                                                    EXHIBIT 4.11


                                  FORM OF NOTE

                                 (Face of Note)

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

                              CUSIP _______________

                  [Series A] [Series B] 10 1/2% Senior Discount Notes due 2007

No. [____________]                                                  $[_________]

                  METROMEDIA INTERNATIONAL GROUP, INC. promises to pay to [Insert if a Global Note: Cede & Co.][Insert if a Definitive Note:___________] or registered assigns, the principal sum of ________________ Dollars ($________) on __________, 2007.

                  Interest Payment Dates:  [__________]and [__________].
Record Dates:   [__________] and [__________].

                                    METROMEDIA INTERNATIONAL GROUP, INC.



                                    By: ________________________________________
                                        Name:
                                        Title:

                                    By: ________________________________________
                                        Name:
                                        Title:


This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By:__________________          Dated:  __________________
    Name:
    Title:

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

          [Series A] [Series B] 10 1/2% Senior Discount Notes due 2007


                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       Interest

                  Metromedia International Group, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above from March ___, 2002 until maturity.

                  The Company shall pay interest semiannually on [________] and [________] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing [_________] __, 2002. Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from March ___, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  The initial Accreted Value shall increase at the rate of 10 1/2% per annum, compounded semi-annually, until March ___, 2002, to an aggregate principal amount for all the Notes on March ___, 2002 of $210,631,376.

                  By at least 12:00 noon (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and/or interest then due. The Company shall pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date even if such Notes are canceled, repurchased or redeemed after the Record Date and on or before the Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Holders must surrender Notes to the Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or outside of the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders kept by the Registrar, PROVIDED that payment by wire transfer of immediately available funds shall be required with respect to principal of, interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

3.       Paying Agent and Registrar

                  Initially, U.S. Bank Trust National Association, a national banking association (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4.       Indenture

                  The Company issued the Notes under an Indenture dated as of September ___, 1999 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $210,631,376 in aggregate principal amount.

                  The Notes are senior unsecured obligations of the Company that will rank pari passu in right of payment to all existing and future senior Indebtedness of the Company and senior to all existing and future subordinated Indebtedness of the Company. The Indenture imposes certain limitations on: the Incurrence of Indebtedness by the Company, its Restricted Subsidiaries and the PLD Companies, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, the Incurrence of Liens by the Company or its Restricted Subsidiaries, the sale or transfer of assets and Capital Stock by the Company or its Restricted Subsidiaries, the ability of the Company and its Restricted Subsidiaries to engage in Sale and Leaseback Transactions, the acquisition of additional PLD Assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its

Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       Redemption

                  Except as set forth below, the Notes will not be redeemable at the option of the Company prior to March ___, 2002. Thereafter, the Notes shall be redeemable, at the Company's sole option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to the principal amount of the Notes, plus accrued and unpaid interest, if any, and premium, if any, thereon, to but excluding the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

                  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Notes of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note.

6.       Repurchase Provisions

                  (a) Upon a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value of the Notes to the date of repurchase if such date is on or before March __, 2002 or 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase if such date is after March __, 2002 (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and, in each case, subject to the terms of the Indenture.

                  (b) Subject to the terms and conditions set forth in the Indenture, if the Company or a Restricted Subsidiary consummates any Asset Sale permitted by the Indenture, when the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Company shall make a pro rata Asset Sale Offer for all outstanding Notes up to a maximum principal amount at Stated Maturity or Accreted Value, as applicable (expressed as a multiple of $1,000), of Notes that may be purchased out of such Excess Proceeds, at a purchase price in cash equal to 100% of the Accreted Value of such Notes on the Purchase Date if such date is on or before March ___,

2002, or 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date if such date is after March __, 2002, in each case, in accordance with the terms and procedures set forth in Sections 3.9 and 4.11 of the Indenture.

7.       Denominations; Transfer; Exchange

                  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged in accordance with the Indenture. The Registrar, the Trustee and the Company may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar need not register the transfer or exchange of (i) any Notes or portion thereof selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before a selection of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for the period between a Record Date and the corresponding Interest Payment Date.

8.       Persons Deemed Owners

                  The registered Holder of this Note on the Registrar's books may be treated as its owner for all purposes under the Indenture.

9.       Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.      Defeasance

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

11.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at Stated Maturity (or Accreted Value, as applicable) of the then outstanding Notes voting as a single class and (ii) any Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or noncompliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount at Stated Maturity (or Accreted Value, as applicable) of the then outstanding Notes voting as a single class. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company, to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, to make any change that does not adversely affect the rights of any Holder, to provide for the issuance of Unrestricted Notes under the Registered Exchange Offer, to secure the Notes or to effect any change to the transfer and exchange restrictions and security delivery procedures in order to conform with changes in applicable law or Applicable Procedures.

12.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) a default for 30 days in the payment when due of interest on any Note; (ii) a default in the payment when due of principal of, or premium, if any, on the Notes at maturity, upon required repurchase, upon redemption, upon declaration or otherwise; (iii) the failure by the Company or any of its Restricted Subsidiaries to comply with its obligations under Article 5 of the Indenture,
(iv) the failure by the Company or any of its Restricted Subsidiaries to comply for 30 days after receiving notice from the Holders of at least 25% in aggregate principal amount at Stated Maturity (or Accreted Value, as applicable) of the outstanding Notes or from the Trustee on behalf of such Holders with any of its obligations under Sections 4.7 through 4.13, 4.15 and 4.17 through 4.19 of the Indenture, in each case, other than a failure to repurchase Notes which will constitute an Event of Default under clause (ii) above, (v) the failure by the Company or any of its Restricted Subsidiaries to comply for 60 days after receiving notice thereof from the Holders of at least 25% in aggregate principal amount at Stated Maturity (or Accreted Value, as applicable) of the outstanding Notes or from the Trustee, on behalf of such Holders, with any of its other obligations and duties under the Indenture or the Notes, (vi) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such

Indebtedness, together with the amount of any other such Indebtedness or the maturity of which has been so accelerated, exceeds $15.0 million, (vii) the entry against the Company or any of its Significant Subsidiaries of any final judgment or decree not subject to appeal for the payment of money in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days after they become final and non-appealable or
(viii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of more than 25% in aggregate principal amount at Stated Maturity (or Accreted Value, as applicable) of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and
(v) hereof after receipt of such notice.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at Stated Maturity (or Accreted Value, as applicable) of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount at Stated Maturity (or Accreted Value, as applicable) of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

14.      No Recourse Against Others

                  An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder






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                                                                               8




waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15.      Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually authenticates this Note.

16.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.      Governing Law

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

19.      Miscellaneous

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

                  Requests may be made to:







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                                                                               9




                  Metromedia International Group, Inc.
                  One Meadowlands Plaza
                  East Rutherford, NJ  07073-2137
                  Attention of:  Arnold L. Wadler, Esq.
                  Fax:  (201) 531-2803

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him _________________________________________________________

Date:  ______________               Your Signature:  ___________________________
                                    (Sign exactly as your name appears on the
                                     face of this Note

                                    Tax Identification No: _____________________

                                    SIGNATURE GUARANTEE:

                                    -------------------------------------------

                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution"
                                    meeting the requirements of the
                                    Registrar, which requirements include
                                    membership or participation in the
                                    Security Transfer Agent Medallion
                                    Program ("STAMP") or such other
                                    "signature guarantee program" as may be
                                    determined by the Registrar in addition
                                    to, or in substitution for, STAMP, all
                                    in accordance with the Securities
                                    Exchange Act of 1934, as amended.






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                                                                              11




                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.15 of the Indenture, check the box below:

                  / / Section 4.11                           / / Section 4.15

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________

Date: ______________                     Your Signature:  ______________________
                                          (Sign exactly as your name appears on
                                           the face of this Note

                                         Tax Identification No: ________________

                                         SIGNATURE GUARANTEE:

                                         ---------------------------------------

                                         Signatures must be guaranteed by an
                                         "eligible guarantor institution"
                                         meeting the requirements of the
                                         Registrar, which requirements include
                                         membership or participation in the
                                         Security Transfer Agent Medallion
                                         Program ("STAMP") or such other
                                         "signature guarantee program" as may be
                                         determined by the Registrar in addition
                                         to, or in substitution for, STAMP, all
                                         in accordance with the Securities
                                         Exchange Act of 1934, as amended.






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                                                                              12



             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)/

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                             Amount of              Amount of         Principal Amount
                            decrease in            increase in         of this Global          Signature of
                             Principal          Principal Amount       Note following       authorized officer
                           Amount of this        of this Global         such decrease          of Trustee or
Date of Exchange            Global Note               Note              (or Increase)         Note Custodian
----------------           -------------             ------            --------------        ---------------

















-----------------------
(1)/ THIS SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.